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                      EMPIRE GAS ACQUISITION CORPORATION
                                    BY-LAWS
                             ARTICLE I - OFFICES

            SECTION 1. The principal office shall be in the City of Lebanon, County of Laclede, State of Missouri.

            SECTION 2. The Corporation may also have offices at such other places both within and without the State of Missouri as the Board of Directors may from time to time determine or the business of the Corporation may require.

                    ARTICLE II - MEETINGS OF SHAREHOLDERS

            SECTION 1. Meetings of shareholders for the election of Directors or for any other purpose may be held at such time and place within or without the State of Missouri as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            SECTION 2. The annual meeting of the shareholders, for the purpose of electing the Board of Directors of the Corporation and for the transaction of such other business as may properly be brought before the meeting, shall be held in each year at such place, on such date and at such time as the Board of Directors may designate.




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            SECTION 3.  Written notice of the annual meeting shall be given to each shareholder entitled to vote there at not less than ten nor more than fifty days before the date of the meeting.

            SECTION 4. The officer who has charge of the transfer book for shares of the Corporation shall prepare and make, at least ten days before each meeting of the shareholders, a complete list of the shareholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder. Such list shall be open to the inspection of any shareholder, during usual business hours, for a period of at least ten days prior to the meeting at the registered office of the Corporation. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time thereof.

            SECTION 5. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of shareholders owning a majority in amount of the entire capital stock of the Corporation issued and outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.




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            SECTION 6.  Written notice of a special meeting of shareholders, stating the time, place and object thereof, shall be given to each shareholder entitled to vote thereat, not less than ten nor more than fifty days before the date fixed for the meeting.

            SECTION 7. Business transacted at any special meeting of shareholders shall be limited to the purposes stated in the notice.

            SECTION 8. The holders of fifty percent of the stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall constitute a quorum at all meetings of the shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

            SECTION 9. When a quorum is present at any meeting, the vote of the holders of a majority of the stock having voting



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power present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one upon which by express provision of the statutes or of the Articles of Incorporation a different vote is required, in which case such express provision shall govern and control the decision of such question.

            SECTION 10. Each shareholder shall at every meeting of the shareholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such shareholder. A proxy shall be valid only for the meeting for which granted and any adjournments thereof, and in no event shall be valid after eleven months from the date of its execution. In all elections for Directors, each shareholder shall have the right to cast as many votes in the aggregate as shall equal the number of voting shares held by him or her in the Corporation, multiplied by the number of Directors to be elected at the election, and each shareholder may cast the whole number of votes, either in person or by proxy, for one candidate, or distribute them among two or more candidates; and Directors shall not be elected in any other manner.

            SECTION 11. Whenever the vote of shareholders at a meeting thereof is required or permitted to be taken in connection with any corporate action by any provisions of the statutes or of the Articles of Incorporation, the meeting and



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vote of shareholders may be dispensed with, if all the shareholders who would have been entitled to vote upon the action if such meeting were held, shall consent in writing to such corporate action being taken.

                           ARTICLE III - DIRECTORS

            SECTION 1. The number of Directors which shall constitute the whole Board shall be no less than three and no more than fifteen as shall be determined from time to time, by the Board of Directors. Initially, upon adoption of this By-Law provision, the Board of Directors shall consist of three members. Each Director, unless removed, resigned, disqualified, or otherwise separated from office, shall hold office for the term for which he or she is elected or until his or her successor shall be elected and qualified at an annual meeting of the shareholders. Directors need not be shareholders.

            SECTION 2. Vacancies (including any vacancies resulting from an increase in the number of Directors on the Board) shall be filled by a majority of the remaining number of the Directors, though less than a quorum, or by a sole remaining Director, and each person so elected shall be a Director until a successor is elected by the shareholders, who may make such election at the annual meeting of the shareholders which coincides with the expiration of the term of the members of the



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class of Directors to which the new Director shall have been elected.

            SECTION 3. The business of the Corporation shall be managed by its Board of Directors which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Articles of Incorporation or by these By-Laws directed or required to be exercised or done by the shareholders.

                     MEETINGS OF THE BOARD OF DIRECTORS

            SECTION 4. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Missouri.

            SECTION 5. The first meeting of each newly elected Board of Directors shall be held following the annual meeting of the shareholders and no notice of such meeting shall be necessary to the newly elected Directors in order legally to constitute the meeting, provided a quorum shall be present. In the event such meeting of the newly elected Board of Directors is not held at the time and place so provided, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the Directors.




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            SECTION 6.  Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board.

            SECTION 7. Special meetings of the Board may be called by the President on five days' notice to each Director, either personally or by mail or by telegram; special meetings shall be called by the President or Secretary in like manner and on like notice on the written request of two Directors.

            SECTION 8. At all meetings of the Board a majority of Directors shall constitute a quorum for the transaction of business and the act of a majority of the Directors present at any meeting at which there is a quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

            SECTION 9. Unless otherwise restricted by the Articles of Incorporation or these By-Laws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if prior to such action a written consent thereto is signed by all members of the Board or of such committee as the case may be, and such



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written consent is filed with the minutes of proceedings of the Board or committee.

                           COMMITTEES OF DIRECTORS

            SECTION 10. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate two or more Directors to constitute an Executive Committee, which Committee, to the extent provided in such resolution, shall have and exercise all of the authority of the Board of Directors in the management of the Corporation; but the designation of an Executive Committee and the delegation thereto of authority shall not operate to relieve the Board of Directors, or any member thereof, of any responsibility imposed upon it or him or her by applicable law.

            SECTION 11. The Board of Directors, by resolution adopted by a majority of the whole Board, may designate one or more committees, in addition to or in place of an Executive Committee, which if so designated may consist of one or more of the Directors of the Corporation and which committee or committees, to the extent provided in such resolution, shall have and exercise such powers and authorities of the Board of Directors as may be delegated to such committee.




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            SECTION 12.  Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

                          COMPENSATION OF DIRECTORS

            SECTION 13. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated fee as Director, or both. No such fee shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of a special or standing committee may be allowed like compensation for attending committee meetings.

                            ARTICLE IV - NOTICES

            SECTION 1. Notices to Directors and shareholders shall be in writing and delivered personally or mailed to the Directors or shareholders at their addresses appearing on the books of the Corporation. Notice by mail shall be deemed to be given at the time when the same shall be mailed. Notice to Directors may also be given by telegram.

* SECTION 2. Whenever any notice is required to be given under the provisions of the statutes or of the Articles of Incorporation or of these By-Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether



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before or after the time stated therein shall be deemed equivalent thereto.

                            ARTICLE V - OFFICERS

            SECTION 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a Chairman of the Board, a President, a Vice-President, a Secretary and a Treasurer. The Board of Directors may also choose additional Vice-Presidents, and one or more Assistant Secretaries and Assistant Treasurers. Two or more offices may be held by the same person, except that where the offices of President and Secretary are held by the same person, such person shall not hold any other office.

            SECTION 2. The Board of Directors at its first meeting after each annual meeting of shareholders shall choose a Chairman of the Board and President from among the Directors and shall choose one or more Vice-Presidents, a Secretary and a Treasurer, none of whom need be a member of the Board.

            SECTION 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board.




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            SECTION 4.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

            SECTION 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation may be filled by the Board of Directors.

                   THE CHAIRMAN OF THE BOARD AND PRESIDENT

            SECTION 6. The offices of Chairman of the Board and President may be held by the same person, who shall in such case be the Chief Executive Officer of the Corporation, shall preside at all meetings of the shareholders and the Board of Directors, shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.

            SECTION 7. The Chairman of the Board and the President shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of the Corporation.




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                             THE VICE-PRESIDENTS

            SECTION 8. The Vice-President, or if there shall be more than one, the Vice-Presidents in the order determined by the Board of Directors, shall, in the absence or disability of the President, perform the duties and exercise the powers of the President and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                   THE SECRETARY AND ASSISTANT SECRETARIES

            SECTION 9. The Secretary shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or President, under whose supervision the Secretary shall be. The Secretary shall have custody of the corporate seal of the Corporation and the Secretary, or an Assistant Secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by the Secretary's signature or by the signature of such Assistant Secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing by the Secretary's
The Secretary shall keep a record of all meetings of the Board of Directors and all meetings of the shareholders and record all the proceedings of



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such meetings of the Corporation and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required.

            SECTION 10. The Assistant Secretary, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, shall, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                   THE TREASURER AND ASSISTANT TREASURERS

            SECTION 11. The Treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all monies and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.

            SECTION 12. The Treasurer shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the President and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account



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of all his transactions as treasurer and of the financial condition of the
Corporation.

            SECTION 13. If required by the Board of Directors, the Treasurer shall give the Corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of the Treasurer's office and for the restoration to the Corporation, in case of the Treasurer's death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in the Treasurer's possession or under the Treasurer's control belonging to the Corporation.

            SECTION 14. The Assistant Treasurer, or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors, shall, in the absence or disability of the Treasurer, perform the duties and exercise the powers of the Treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

                      ARTICLE VI - CERTIFICATE OF STOCK

            SECTION 1. Every holder of stock in the Corporation shall be entitled to have a certificate, signed by, or in the name of the Corporation by, the President or a Vice-President and the Treasurer or an Assistant Treasurer, or the Secretary or an



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Assistant Secretary of the Corporation, certifying the number of shares owned by such holder in the Corporation.

            SECTION 2. Where a certificate is signed (1) by a transfer agent or an assistant transfer agent or (2) by a transfer clerk acting on behalf of the Corporation and a registrar, the signature of any such President, Vice-President, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary may be by facsimile. In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on, any such certificate or certificates shall cease to be such officer or officers of the Corporation, whether because of death, resignation or otherwise, before such certificate or certificates have been delivered by the Corporation, such certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures have been used thereon had not ceased to be such officer or officers of the Corporation.


                              LOST CERTIFICATES

            SECTION 3. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost or destroyed, upon the making of an



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affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or such owner's legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation an indemnity agreement or a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost or destroyed.

                              TRANSFER OF STOCK

            SECTION 4. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.

                          CLOSING OF TRANSFER BOOKS

            SECTION 5. The Board of Directors may close the stock transfer books of the Corporation for a period not exceeding fifty days preceding the date of any meeting of shareholders or



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the date for payment of any dividend or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect or for a period not exceeding fifty days in connection with obtaining the consent of shareholders for any purpose. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding fifty days preceding the date of any meeting of shareholders, or the date for the payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining such consent, as a record date for the determination of the shareholders entitled to notice of, and to vote at, any such meeting, and any adjournment thereof, or entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, and in such case such shareholders and only such shareholders as shall be shareholders of record on the date so fixed shall be entitled to such notice of, and to vote at, such meeting and any adjournment thereof, or to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, or to give such consent, as the case may be notwithstanding any transfer of any stock on the books of the Corporation after any such record date fixed as aforesaid.




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                           REGISTERED SHAREHOLDERS

            SECTION 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Missouri.

                      ARTICLE VII - GENERAL PROVISIONS

                                 DIVIDENDS

            SECTION 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the applicable Articles of Incorporation.

            SECTION 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves



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to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

                              ANNUAL STATEMENT

            SECTION 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the shareholders when called for by vote of the shareholders, a full and clear statement of the business and condition of the Corporation.

                                   CHECKS

            SECTION 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

                                 FISCAL YEAR

            SECTION 5. The fiscal year of the Corporation shall commence on the first day of July and end on the last day of June next following.




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                                    SEAL

            SECTION 6. The corporate seal shall have inscribed thereon the name of the Corporation and the words "Corporate Seal, Missouri." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise.

                                  INSURANCE

            SECTION 7. The Corporation may (a) purchase from another corporation or entity and maintain insurance, (b) establish and maintain within or on behalf of the Corporation in a separate fund an amount necessary to provide and maintain insurance, and/or (c) cause to be contributed from the funds of the Corporation an amount necessary to provide and maintain from an independent entity insurance, on behalf of any person who is or was a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and against any such liability and any expenses in connection therewith incurred by him in any such capacity, or arising out of his status as such, to the maximum extent permitted by law whether or not the Corporation would have the power to indemnify him against such liability and/or expenses under Article 9 of the Articles of Incorporation or under applicable law.




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                          ARTICLE VIII - AMENDMENTS

            SECTION 1. These By-Laws may be altered or repealed at any regular meeting of the shareholders or of the Board of Directors or at any special meeting of the shareholders or of the Board of Directors.